EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-128874) of Human Genome Sciences, Inc.,

(2)	Registration Statement (Form S-3 No. 333-162731) of Human Genome Sciences, Inc.,

(3)	Registration Statement (Form S-8 No. 333-44798) of Human Genome Sciences, Inc. 2000 Stock Incentive Plan and Human Genome Sciences, Inc. Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-66670) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-89392) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-104219) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-142713) of Human Genome Sciences, Inc. Employee Stock Purchase Plan and Non-Employee Director Equity Compensation Plan,

(8)	Registration Statement (Form S-8 No. 333-156334) of Human Genome Sciences, Inc. Employee Stock Purchase Plan,

(9)	Registration Statement (Form S-8 No. 333-159003) of Human Genome Sciences, Inc. Amended and Restated Stock Incentive Plan

(10)	Registration Statement (Form S-8 No. 333-175833) of Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan

of our reports dated February 28, 2012, with respect to the consolidated financial statements of Human Genome Sciences, Inc., and the effectiveness of internal control over financial reporting of Human Genome Sciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 28, 2012